EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) AND 18 U.S.C SECTION 1350

In connection with the Quarterly Report of Mesa Laboratories, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Sullivan, Ph.D., Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 10, 2012	/s/ John J. Sullivan, Ph.D.
John J. Sullivan, Ph.D.
Chief Executive Officer

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